UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2015

CELLCEUTIX CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	000-52321	30-0565645
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

100 Cummings Center, Suite 151-B Beverly, Massachusetts	01915
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (978) 921-4125

_______________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 28, 2015, the Board of Directors of Cellceutix Corporation (the "Company") approved the adoption of Amended and Restated Bylaws (the "Bylaws") of the Company. The Amended and Restated Bylaws replace in their entirety bylaws that were first adopted prior to the Company's acquisition of Cellceutix Pharma, Inc. in 2007. The Amended and Restated Bylaws include, among other things, provisions governing the functions of the Board of Directors, the relationship between the Company and its stockholders and other internal affairs of the Company. More specifically, the Amended and Restated Bylaws include provisions (i) governing the process by which the Company's stockholders may make proposals and submit nominees for consideration at stockholder meetings, including the advance notice required for such proposals and nominations, (ii) establishing certain indemnification rights for the Company's officers, directors, employees and agents, and (iii) providing an exclusive forum for certain types of actions, including derivative and fiduciary actions.

The foregoing general description is qualified in its entirety by reference to the text of the Amended and Restated Bylaws, a copy of which is included as Exhibit 3.1 to this report and incorporated by reference herein. In addition, a copy of the Amended and Restated Bylaws marked to show changes as compared to the Company's bylaws as in effect immediately prior to the adoption of the Amended and Restated Bylaws is included as Exhibit 3.2 to this report.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Cellceutix Corporation.
3.2	Amended and Restated Bylaws of Cellceutix Corporation, marked to show changes against the By-Laws of EconoShare, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLCEUTIX CORPORATION

Dated: November 3, 2015	By:	/s/ Leo Ehrlich
	Name:	Leo Ehrlich
	Title:	Chief Executive Officer and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Cellceutix Corporation.
3.2	Amended and Restated Bylaws of Cellceutix Corporation, marked to show changes against the By-Laws of EconoShare, Inc.

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